UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2006

MARGO CARIBE, INC.
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-15336	66-0550881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Road 690, Kilometer 5.8
Vega Alta, Puerto Rico
(Address of Principal Executive Offices, Including Zip Code)

(787) 883-2570
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2006, Margo Caribe, Inc. (the “Company”) received notice from The Nasdaq Stock Market, Inc. (“Nasdaq”) that the Company’s common stock, par value $.001 per share (the “Common Stock”), is subject to potential delisting as of April 25, 2006 due to the Company’s failure to file its annual report on Form 10-KSB for the fiscal year ended December 31, 2005. Because of this failure, the Company is not in compliance with Nasdaq Market Place Rule 4310(c)(14).

Receipt of the notice does not result in immediate delisting of the Common Stock. The Company made a timely request for a hearing before a Nasdaq Listing Qualifications Panel pursuant to the procedures set forth in Nasdaq Marketplace Rule 4800 Series to appeal the Nasdaq staff’s determination. This request will stay the delisting of the Common Stock pending the hearing and the determination of the Nasdaq Listing Qualifications Panel. There can be no assurance that the Nasdaq Listing Qualifications Panel will grant our request for continued listing.

On April 20, 2006, the Company issued a press release summarizing the matters discussed above. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)    Exhibits

99.1	Press release dated April 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARGO CARIBE, INC.

Date: April 20, 2006	By:	/s/ Luis R. Carrasquillo
	Name:	Luis R. Carrasquillo
	Title:	Senior Vice President and Chief Financial Officer